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Exhibit No. 24.

POWER OF ATTORNEY

        We, the undersigned directors of Questar Corporation, hereby severally constitute Keith O. Ratttie and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 2002 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Corporation, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 2002 and any and all amendments to such Report.

        Witness our hands on the respective dates set forth below.

Signature	Title	Date

/s/ R. D. CASH R. D. Cash	Chairman of the Board	2-11-03
/s/ K. O. RATTIE K. O. Rattie	President and Chief Executive Officer Director	2-11-03
/s/ TERESA BECK Teresa Beck	Director	2-11-03
/s/ PATRICK J. EARLY Patrick J. Early	Director	2-11-03
/s/ L. RICHARD FLURY L. Richard Flury	Director	2-11-03
/s/ JAMES A. HARMON James A. Harmon	Director	2-11-03
/s/ W. WHITLEY HAWKINS W. Whitley Hawkins	Director	2-11-03
/s/ ROBERT E. KADLEC Robert E. Kadlec	Director	2-11-03
/s/ GARY G. MICHAEL Gary G. Michael	Director	2-11-03
/s/ D. N. ROSE D. N. Rose	Director	2-11-03
/s/ HARRIS H. SIMMONS Harris H. Simmons	Director	2-11-03
/s/ C. B. STANLEY C. B. Stanley	Director	2-11-03

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POWER OF ATTORNEY